Exhibit 8.1

June 15, 2010

Altair Nanotechnologies Inc.
204 Edison Way
Reno, NV  89502

RE:           Domestication of Altair Technologies, Inc.

Ladies and Gentlemen:

We have acted as United States tax counsel for Altair Nanotechnologies Inc. (“Altair”) in connection with the domestication of Altair from the federal jurisdiction of Canada to the State of Nevada (the “Domestication”).  The Domestication will occur pursuant to the resolution of the Board of Directors of Altair and subject to approval of the shareholders of Altair. The resolution will be approved by the shareholders of Altair at a special meeting.  The Articles of Domestication and Articles of Incorporation will be filed with the Secretary of State of Nevada, and the by-laws of Altair will be duly executed (the “Domestication Documents”).

You have requested our opinion regarding the United States federal income tax matters addressed in the discussion entitled “Proposal 1 — The Domestication — United States Federal Income Tax Considerations” in the Registration Statement on Form S-4 filed by Altair with the Securities and Exchange Commission (which contains a prospectus and management proxy statement of Altair) (the “Registration Statement”).  In delivering our opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, the Domestication Documents, and such other documents and information, including correspondence with representatives of Altair, pertaining to the Domestication as we have deemed necessary or appropriate.  We have also relied upon a letter from Altair making certain representations as to the Domestication and Altair signed by an officer of Altair.  We have assumed that all statements contained in that letter and all factual statements in the Registration Statement are true and correct, and if made as to Altair’s belief, or to Altair’s knowledge, are true and correct irrespective of any such qualifications.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications asset forth herein, the statements in the Registration Statement under the caption Proposal 1 — The Domestication — United States Federal Income Tax Considerations” constitute our opinion with respect to the material U.S. federal income tax consequences of the Domestication transaction and subsequent holding and disposition of Altair shares described therein.

Our opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service (the “IRS “) and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by an such changes.  No ruling has been or will be sought from the IRS as to the United States federal income tax consequences of any aspect of the Domestication.

No opinion is expressed as to any specific transaction other than the Domestication (whether or not undertaken in connection with the Domestication) or as to any transaction whatsoever, including the Domestication, if all the transactions described in the Registration Statement are not consummated in accordance with such terms and without waiver or breach of any material provisions thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times.  We have not conducted any investigation of, and accordingly express no opinion as to, the amount of taxable gain to be recognized with respect to Altair’s United States real property interests, the amount of tax liability resulting from that gain, the amount of Altair’s earnings and profits, or Altair’s status as a passive foreign investment company in any taxable year.  In the event any one of the statements, representations, warranties or assumptions upon which we have relied upon is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption “Legal Matters.”  In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Parr Brown Gee & Loveless, PC